EXHIBIT 10.2
AMENDMENT TO OPTION PURCHASE AGREEMENT

This Amendment (“Amendment”), dated as of February 21, 2006 (“Amendment Effective Date”) is an amendment to that certain Option Purchase Agreement (“Option Agreement”) dated as of April 29, 2004 by and among Datawatch Corporation, a Delaware corporation with offices located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 (“Datawatch”) jointly and severally with Personics Corporation, a Delaware corporation with offices located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 (“Personics”) (Datawatch and Personics are collectively referred to herein as “Buyer”), on the one hand, and Raymond J. Huger, a sole proprietor doing business as Math Strategies, having its principal place of business at 101 South Elm Street, Suite 212, Greensboro, North Carolina 27401 (Huger and Math Strategies being referred to herein as “Math Strategies”), on the other hand.

Recitals:

A.    Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to them in the Option Agreement.

B.    Contemporaneously herewith, the parties have executed an amendment to the License Agreement extending the term thereof until April 30, 2015.

C.    The Option to purchase the Software Products granted to Buyer under the Option Agreement expires April 28, 2006.

D.    Buyer and Math Strategies have agreed to extend and modify the Option as provided herein.

Now, Therefore, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties, the parties hereby agree as follows:

1.    Section 2 of the Option Agreement is deleted in its entirety and replaced with the following:

2.    Option Grant and Term. For one hundred dollars ($100) paid to Math Strategies, the receipt and sufficiency of which is acknowledged by Math Strategies, and otherwise subject to the provisions of this Agreement, Math Strategies hereby grants to Buyer an option (“Option”) to purchase the Software Products. The right of Buyer to exercise the Option shall commence as of April 29, 2004 and expire on the earlier of April 30, 2015, and the termination of the License Agreement for any reason.

2.    Section 5 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

5.    Purchase Price. The purchase price (“Purchase Price”) for the Software Products payable to Math Strategies at Closing shall be calculated in accordance with the following formula: Purchase Price = A x 8.0/1.407693; where A equals the sum of the royalties paid and payable for the four (4) calendar quarters immediately prior to the date the Option is exercised by Buyer. For the sake of clarity, an example of the calculation is set forth on Attachment A.

3.    Section 6 is hereby amended by replacing, “125 High Street, Boston, MA 02210” with “Two International Place, Boston, MA 02110”; and replacing “Testa Hurwitz & Thibeault, LLP” with “Choate, Hall & Stewart LLP.”

4.    All other provisions of the Option Agreement shall remain in full force and effect.

In Witness Whereof, the parties have executed this Agreement as of the Amendment Effective Date first above written.

THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS THAT ARE ENFORCEABLE BY THE PARTIES.

MATH STRATEGIES By: /s/ Raymond J. Huger Raymond J. Huger, individually and as a Sole Proprietorship	DATAWATCH CORPORATION By: /s/ Robert Hagger Name: Robert Hagger Title: President & CEO , Duly Authorized
Personics, Inc. By: /s/ Robert Hagger Name: Robert Hagger Title: President & CEO , Duly Authorized

ATTACHMENT A

Example of Purchase Price Calculation

Quarter	Royalty for Quarter	Royalty for 4 Preceding Quarters,
		Inclusive

Q4-02	505660	1648077
Q1-03	305174	1536126
Q2-03	348836	1523521
Q3-03	318629	1478299
Q4-03	367594	1340233
Q1-04	339539	1374598
Q2-04	381931	1407693
Q3-04	342304	1431368
Q4-04	358310	1422084
Q1-05	410526	1493071
Q2-05	351041	1462181
Q3-05	395341	1515218
Q4-05	439963	1596871

Set forth above are the royalties paid by Datawatch to Math Strategies for each quarter from Q4 of 2002 through Q4 of 2005. The calculations of the Purchase Price if the Option was exercised immediately after the end of Q3 of 2004 would be as follows:

Royalties paid for the four quarters ended at the end of Q3 of 2004:	$1,431,368
Multiplied by 8 ÷ 1.407693, or 5.683057	x 5.683057
Purchase Price (rounded to the nearest dollar)	$8,134,546.00